EXHIBIT 99.1

SAB Biotherapeutics’ CMO Alexandra Kropotova to Deliver Presentation on Next Generation Biologics in Immunology at Biotech Showcase

SIOUX FALLS, S.D., January 9, 2023 (GLOBE NEWSWIRE) – SAB Biotherapeutics (Nasdaq: SABS), a clinical-stage biopharmaceutical company with a novel immunotherapy platform that produces specifically targeted, high-potency, high-avidity, fully-human polyclonal antibodies without the need for human donors, announced today that Alexandra Kropotova, MD, Executive Vice President and Chief Medical Officer, will deliver a presentation at the Biotech Showcase in San Francisco on Tuesday, Jan. 10 at 2:30 p.m. PST

Dr. Kropotova’s presentation, titled: Next Generation Biologics in Immunology: Solution for Complex Diseases, will discuss the latest innovations and treatment pathways in immunology, including an overview of SAB’s novel DiversitAb™ platform. DiversitAb™ is the only platform in the world that produces fully-human, broadly neutralizing, polyclonal antibodies utilizing transchromosomic cows. Dr. Kropotova will also present data from completed clinical trials that indicate SAB’s polyclonal antibody therapies can provide long-lasting efficacy against numerous highly mutating pathogens or multiple targets or pathways at once.

“SAB’s approach is to develop treatments designed to address multiple dysregulated pathways, multiple disease targets, and multiple epitopes in one powerful treatment,” said Dr. Kropotova. “SAB’s groundbreaking DiversitAb™ therapeutic platform and its promising pipeline developments in influenza, Clostridioides difficile, type 1 diabetes and other complex disease states with high unmet patient need is setting a promising new standard for immunology.”

During the Biotech Showcase, potential partners, collaborators, and investors who are registered and attending the conference may request one-on-one appointments with the Company through the Biotech Showcase partnering platform: https://informaconnect.com/biotech-showcase/

To schedule an in-person or virtual meeting during J.P. Morgan week, regardless of attendance or registration, please contact: SABIR@westwick.com

To learn more about partnering opportunities with SAB Biotherapeutics, visit: https://www.sab.bio/partnering-opportunities/

About SAB Biotherapeutics, Inc

SAB Biotherapeutics, Inc. (SAB) is a clinical-stage biopharmaceutical company focused on the development of powerful and proprietary immunotherapeutic polyclonal human antibodies to treat and prevent infectious diseases and immune and autoimmune disorders. Our development programs include infectious diseases resulting from outbreaks and pandemics, as well as immunological, gastroenterological, and respiratory diseases that have significant mortality and health impacts on immune compromised patients. SAB has applied advanced genetic engineering and antibody science to develop Transchromosomic (Tc) Bovine™. Our versatile DiversitAb™ platform is applicable to a wide range of serious unmet needs in human diseases. It produces natural, specifically targeted, high-potency, fully-human polyclonal immunotherapies without the need for human donors. SAB currently has multiple drug development programs underway and collaborations with the US government and global pharmaceutical companies. For more information on SAB, visit: https://www.SAb.bio and follow SAB on Twitter and LinkedIn.

Forward-Looking Statements

Certain statements made herein that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, including the development and efficacy of our influenza program, C. diff. program, Type 1 Diabetes program, and other discovery programs, the likelihood that a patent will issue from any patent application, the results, including timing, of the development of SAB-176, SAB-185 and SAB-195 (including any IND filing or proposed clinical trials), financial projections and future financial and operating results (including estimated cost savings and cash runway), the outcome of and potential future government and other third-party collaborations or funded programs (including negotiations with the DoD).

These statements are based on the current expectations of SAB and are not predictions of actual performance, and are not intended to serve as, and must not be relied on, by any investor as a guarantee, prediction, definitive statement, or an assurance, of fact or probability. These statements are only current predictions or expectations, and are subject to known and unknown risks, uncertainties and other factors which may be beyond our control. Actual events and circumstances are difficult or impossible to predict, and these risks and uncertainties may cause our or our industry’s results, performance, or achievements to be materially different from those anticipated by these forward-looking statements. A further description of risks and uncertainties can be found in the sections captioned “Risk Factors” in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings with or submissions to, the U.S. Securities and Exchange Commission, which are available at https://www.sec.gov/. Except as otherwise required by law, SAB disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events, or circumstances or otherwise.

CONTACTS:

Investor Relations:
SABIR@westwicke.com

Media Relations:
SABPR@westwicke.com